                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                                AMPEX CORPORATION
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)  Title of each class of securities to which transaction applies:
        2)  Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        4)  Proposed maximum aggregate value of transaction:
        5)  Total fee paid:
[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)  Amount Previously Paid:
        2)  Form, Schedule or Registration Statement No.:
        3)  Filing Party:
        4)  Date Filed:

                                AMPEX CORPORATION

                                  500 BROADWAY
                         REDWOOD CITY, CALIFORNIA 94063

                                                                  April 28, 2000

To Our Stockholders:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Ampex Corporation, to be held at the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California, on Friday, June 9, 2000 at 9:00 a.m.

         The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of 2000 Annual Meeting of Stockholders and Proxy Statement. A proxy, as well as a copy of the Company's 2000 Annual Report, are included along with the Proxy Statement. These materials are being sent to stockholders on or about April 28, 2000.

         It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend. Accordingly, please take a moment now to complete, sign, date and mail the enclosed proxy.

         We look forward to seeing you at the meeting.

                                                     Sincerely,

                                                     /s/ Edward J. Bramson
                                                     --------------------------
                                                     Edward J. Bramson
                                                     CHAIRMAN

                                AMPEX CORPORATION

                                  500 Broadway
                         Redwood City, California 94063

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Ampex Corporation (the "Company") will be held at the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California, on Friday, June 9, 2000 at 9:00 a.m. for the following purposes:

     1. To elect two Class III directors to serve until the 2003 Annual Meeting of Stockholders and until their successors have been elected and qualified or until their earlier resignation, removal for cause or death. The Board of Directors has nominated Craig L. McKibben and Peter Slusser for election as the Class III directors.

     2. To vote on a proposal to adopt the Company's 2000 Stock Bonus Plan, which provides that up to 2,500,000 shares of Class A Common Stock may be issued as stock awards granted pursuant to the 2000 Stock Bonus Plan.

     3. To vote on a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on April 17, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                             By Order of the Board of Directors


                                             /s/ Edward J. Bramson
                                             ----------------------------------
                                             Edward J. Bramson
                                             CHAIRMAN


Redwood City, California
April 28, 2000

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                AMPEX CORPORATION

                                 PROXY STATEMENT

                                 APRIL 28, 2000

         The accompanying proxy is solicited on behalf of the Board of Directors of Ampex Corporation, a Delaware corporation ("Ampex" or the "Company"), for use at the 2000 Annual Meeting of Stockholders of the Company to be held at the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California, on Friday, June 9, 2000 at 9:00 a.m. (the "2000 Annual Meeting" or the "Meeting"). Only holders of record of the Company's Class A Common Stock, $0.01 par value per share (the "Class A Stock") at the close of business on April 17, 2000 will be entitled to vote. This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 28, 2000. An Annual Report containing all information specified by Rule 14a-3 of the rules of the Securities and Exchange Commission (the "SEC") was mailed to each stockholder concurrently with a copy of this Proxy Statement.

                                TABLE OF CONTENTS


                                                                                                                 PAGE
                                                                                                                 ----
VOTING RIGHTS.......................................................................................................2

SOLICITATION AND REVOCABILITY OF PROXIES............................................................................2

COMPANY BACKGROUND..................................................................................................2

PROPOSAL NO. 1......................................................................................................4
         ELECTION OF CLASS III DIRECTORS............................................................................4

PROPOSAL NO. 2......................................................................................................8
         ADOPTION OF 2000 STOCK BONUS PLAN..........................................................................8

PROPOSAL NO. 3.....................................................................................................11
         RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS...............................................11

SECURITY OWNERSHIP OF CERTAIN
         BENEFICIAL OWNERS AND MANAGEMENT..........................................................................12

COMPENSATION OF EXECUTIVE OFFICERS.................................................................................17

REPORT OF THE COMPENSATION COMMITTEE
         ON EXECUTIVE COMPENSATION.................................................................................21

COMPANY PERFORMANCE GRAPH..........................................................................................25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.....................................................................26

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING......................................................................27

OTHER BUSINESS.....................................................................................................27

ANNUAL REPORT ON FORM 10-K.........................................................................................27

ANNEX A  ..........................................................................................................28
         AMPEX CORPORATION 2000 STOCK BONUS PLAN...................................................................28

ENCLOSURE:                 AMPEX CORPORATION 1999 ANNUAL REPORT


                                  VOTING RIGHTS

         Only holders of record of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Stock") at the close of business on April 17, 2000 (the "Record Date") are entitled to notice of, and to vote at, the 2000 Annual Meeting. At the close of business on the Record Date, the Company had 56,616,598 shares of Class A Stock outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Class A Stock entitled to vote at the Meeting (28,308,300 shares) will constitute a quorum for the transaction of business. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, each holder of Class A Stock will be entitled to one vote for each share held as of the Record Date. Directors will be elected by a plurality of the votes cast in the election of directors. Shares of Class A Stock may not be voted cumulatively for the election of directors. Approval of Proposal No. 2 and Proposal No. 3 will require the affirmative vote of the holders of a majority of the shares of Class A Stock present, in person or by proxy, and entitled to vote at the Meeting.

         If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, they will be voted for the Company's nominees for election to the Board of Directors, and in favor of each of the other items set forth in the accompanying Notice of Meeting. The Company's transfer agent will tabulate all votes cast. Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal (other than with respect to the proposal relating to the election of directors). Shares held by nominees that are present but not voted on a proposal because the nominees were not instructed by the beneficial owner and did not have discretionary voting power ("broker non-votes") will be counted as present in determining whether a quorum exists, but will be disregarded in determining whether a proposal has been approved.

                    SOLICITATION AND REVOCABILITY OF PROXIES

         Proxies in the enclosed form are being solicited by the Company, and the expenses of soliciting such proxies will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph, facsimile or in person. The Company does not currently expect that it will retain a proxy solicitation firm. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders of the Company's Class A Stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Class A Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

         Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the 2000 Annual Meeting, or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by: (i) a notice in writing delivered to the Company stating that the proxy is revoked;
(ii) a subsequent proxy executed by the person executing the prior proxy and presented at the Meeting; or (iii) attendance at the Meeting and voting in person.

                               COMPANY BACKGROUND

         Ampex is a leading innovator of visual information technology. The Company has traditionally specialized in the development and manufacture of high performance recording products used for the acquisition and processing of data and for the storage of mass computer data, especially images. Recently, in order to capitalize on its expertise and technology in digital video, Ampex has been focusing on the development and expansion of its Internet video businesses, through internal projects, acquisitions and strategic investments, which in 1999 it consolidated in its subsidiary, iNEXTV Corporation ("iNEXTV"). Ampex is seeking to leverage its significant experience in digital video processing to become a major provider of Internet video programing services and technology.

         During its 56-year history, Ampex has developed substantial proprietary technology relating to the electronic storage, processing and retrieval of data, particularly images, certain of which it has elected to patent or seek to patent. Ampex currently holds approximately 1,000 patents and patent applications covering digital image-processing and recording technology, and has licensed its patents, primarily for use in videocassette recorders and other consumer products.

         The Company's Internet video businesses are conducted primarily through its iNEXTV subsidiary, which manages the Company's Internet operations, and its Internet Technology Group ("ITG"), which was organized to conduct the research, development and engineering of products and services for the Internet. The iNEXTV network currently includes: Alternative Entertainment Network, Inc. ("AENTV" or "AENTV.com"), a provider of on demand streaming video sites about the entertainment industry; EXBTV.com, a producer and netcaster of original Internet programming covering the executive branch of the U.S. government; TV onthe WEB, Inc. ("TV onthe WEB" or "TVontheWEB.com"), a leading provider of webcasting and other Internet video services; and TV1 Internet Television ("TV1" or "TV1.de"), one of the leading European webcasters. Ampex's Internet operations are at an early stage of development, have not yet produced significant revenues, involve a material risk of loss, and can be expected to be unprofitable for a substantial period of time.

         Ampex also owns MicroNet Technology, Inc. ("MicroNet"), which manufactures disk arrays and related storage products for image-based markets, such as the video and commercial pre-press markets. MicroNet's principal disk storage products include its DataDock and Genesis disk array systems.

         In order to focus more sharply on its Internet business, Ampex recently announced plans to sell Ampex Data Systems Corporation ("Data Systems" or "ADSC"), a subsidiary engaged in the manufacture and sale of high performance mass data storage and instrumentation recorders and systems. Data Systems products are sold primarily for use in the television broadcast and government markets. The Company has not yet entered into a contract to sell Data Systems, and there can be no assurance that a contract will be entered into or as to the terms or timing of any sale. Pending consummation of a sale, and in accordance with generally accepted accounting principles, the Company has accounted for ADSC's operations as a discontinued business as of December 31, 1999 and for each of the years then ended. Following the planned sale of Data Systems, Ampex's principal products will be the MicroNet products, and its principal business operations will be conducted by iNEXTV, ITG and MicroNet.

         References to "Ampex" or the "Company" include subsidiaries and predecessors of Ampex Corporation, unless the context indicates otherwise.

                                 PROPOSAL NO. 1

                         ELECTION OF CLASS III DIRECTORS

BACKGROUND

         The number of directors comprising the Company's full Board of Directors is five, divided into three classes, designated Class I, Class II and Class III. The Class I directors (Edward J. Bramson and William A. Stoltzfus, Jr.) were elected at the 1998 Annual Meeting of Stockholders for three-year terms that will expire at the 2001 Annual Meeting of Stockholders. The Class II director (Douglas T. McClure, Jr.) was elected at the 1999 Annual Meeting of Stockholders for a three-year term that will expire at the 2002 Annual Meeting. The Class III directors (Craig L. McKibben and Peter Slusser) were elected at the 1997 Annual Meeting for three-year terms that will expire at the 2000 Annual Meeting. The Class III directors elected at the 2000 Annual Meeting will serve for three-year terms. A director may not be removed from office before the expiration of his elected term except for cause, and only with the approval of the holders of at least 80% of the Company's voting stock.

         The Company's current Class III directors, Messrs. McKibben and Slusser, have been nominated by the Board for reelection as the Class III directors. Following the 2000 Annual Meeting, the Company will have two Class I directors, one Class II director and two Class III directors constituting the full Board.

ELECTION OF CLASS III DIRECTORS

         At the 2000 Annual Meeting, stockholders will elect two Class III directors who will hold office until the 2003 Annual Meeting of Stockholders and until their successors have been elected and qualified or until their earlier resignation, removal for cause or death. The Class III directors will be elected by a plurality vote of the holders of Class A Stock represented and voting at the Meeting. Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Company's management, unless the proxy is marked in such a manner as to withhold authority to so vote. If a nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware that any of its nominees will be unable to, or for good cause will not, serve as a director.

DIRECTORS/NOMINEES

         Certain information concerning the Company's incumbent directors, as well as the nominees for election as Class III directors, is set forth below.


           NAME OF DIRECTOR                  AGE               PRINCIPAL OCCUPATION                        DIRECTOR
           ----------------                  ---               --------------------                          SINCE
                                                                                                           --------
      CLASS I DIRECTORS/NOMINEES:

Edward J. Bramson(1)(3)                      49        Director, Chairman of the Board and Chief              1992
                                                       Executive Officer of the Company

William A. Stoltzfus, Jr.(2)(3)(4)           75        Retired Vice President, Chemical Bank                  1992

          CLASS II DIRECTOR:

Douglas T. McClure, Jr.(2)(3)(4)             47        Managing Director, The Private Merchant                1995
                                                       Banking Company


         CLASS III DIRECTORS:

Craig L. McKibben(1)                         49        Director, Vice President, Chief Financial              1992
                                                       Officer and Treasurer of the Company

Peter Slusser(2)(3)(4)                       70        President and Chief Executive Officer,                 1992
                                                       Slusser Associates, Inc.


----------------------------

(1)  Member of Executive Committee.
(2)  Member of Audit Committee.
(3)  Member of Compensation Committee.
(4)  Member of Stock Incentive Plan Committee.

CLASS I DIRECTORS

         Edward J. Bramson is Chairman of the Board and Chief Executive Officer of the Company. He has been an officer and director of the Company since 1987, and since January 1991 has been Chief Executive Officer of the Company. Mr. Bramson also serves as President of each of Ampex Holdings Corporation and iNEXTV Corporation, as Vice President of MicroNet Technology, Inc., and as Assistant Secretary of Ampex Data Systems Corporation, each of which is a subsidiary of the Company. Mr. Bramson is a director of each such subsidiary and of TVontheWeb, Inc. (a majority-owned subsidiary of iNEXTV Corporation) and Ampex Finance Corporation (a subsidiary of Ampex). He is also the Chairman and Chief Executive Officer of Sherborne Holdings Incorporated, Sherborne & Company Incorporated and Sherborne Investments Corporation, a limited partner of Newhill Partners, L.P. and the managing member of SH Securities Co., L.L.C. These entities, which are private investment holding companies, may be deemed to be affiliates of the Company. Mr. Bramson is also a director of Hillside Capital Incorporated, a private industrial holding company with which he has been associated since 1976.

         William A. Stoltzfus, Jr. has been a director of the Company since September 1992. Mr. Stoltzfus was a Vice President of Chemical Bank from 1984 through his retirement in 1992, where he was responsible for marketing the bank's products in the Middle East. From 1972 to 1976, Mr. Stoltzfus was the U.S. Ambassador to Kuwait.

CLASS II DIRECTOR

         Douglas T. McClure, Jr., the Class II director, has been a director of the Company since February 1995. Mr. McClure is a Managing Director of The Private Merchant Banking Company, a position he has held since February 1996. From 1992 to 1994, he was a Managing Director of New Street Capital Corporation, a merchant banking firm, and from 1987 to 1992, he was a Managing Director of Drexel Burnham Lambert Incorporated.

CLASS III DIRECTORS/NOMINEES

         Craig L. McKibben is Vice President, Chief Financial Officer and Treasurer of the Company. Mr. McKibben has been an officer and a director of the Company since 1989. He also serves in the following capacities with other Company subsidiaries: director, Vice President and Treasurer of Ampex Holdings Corporation and iNEXTV Corporation; Vice President and Treasurer of Ampex Data Systems Corporation; director and Vice President of Ampex Finance Corporation; Treasurer of Alternative Entertainment Network, Inc.; and director and Interim Chief Financial Officer of TVontheWeb, Inc. Mr. McKibben is also Vice President and a director of Sherborne Holdings Incorporated and of Sherborne & Company Incorporated. From 1983 to 1989, he was a partner at the firm of PricewaterhouseCoopers LLP, independent public accountants.

         Peter Slusser has been a director of the Company since March 1992. Since July 1988, Mr. Slusser has been the President and Chief Executive Officer of Slusser Associates, Inc., a private investment banking company, and the President and Chief Executive Officer of GBH Investments, Inc., a private investment company. From December 1975 to March 1988 he was Managing Director and Head of Mergers and Acquisitions for PaineWebber

Incorporated. Mr. Slusser is currently a director of Tyco International Ltd., a global manufacturer, installer and distributor of a wide range of products and systems, and of Sparton Corporation, an undersea defense products and electronics contract manufacturer. He is also a director of Sherborne Holdings Incorporated.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF CRAIG L. MCKIBBEN AND PETER SLUSSER AS CLASS III DIRECTORS.

BOARD AND COMMITTEE MEETINGS

         During the year ended December 31, 1999, the Board of Directors met thirteen times. Each director who served on the Board during fiscal 1999 attended at least 75% of all Board meetings and meetings of Board committees on which he served, during the periods in fiscal 1999 that he served, except as indicated below.

         Standing committees of the Board include an Executive Committee, an Audit Committee, a Compensation Committee and a Stock Incentive Plan Committee. The Board does not have a nominating committee or a committee performing a similar function.

         Messrs. Bramson and McKibben are currently members of the Executive Committee. The Executive Committee generally is authorized to exercise all power and authority of the Board to the extent permitted by Delaware law, except for amending the Company's Certificate of Incorporation or Bylaws, issuing stock or taking certain actions relating to a corporate merger, consolidation or dissolution. The Executive Committee did not meet during fiscal 1999.

         Messrs. McClure, Slusser and Stoltzfus are currently the members of the Audit Committee. The Audit Committee is authorized to recommend independent auditors for the Company, to inquire into and make recommendations to the Board concerning the scope of the audit and to review any recommendations made by such auditors to the Board. The Audit Committee met three times during fiscal 1999. The American Stock Exchange recently adopted amendments to its independent director and audit committee standards which, among other things, require that audit committees be comprised solely of independent directors. Accordingly, Mr. Bramson (who is not an independent director) resigned as a member of the Audit Committee, effective as of March 28, 2000.

         Messrs. Bramson, McClure, Slusser and Stoltzfus are currently the members of the Compensation Committee. The Compensation Committee determines salaries and other compensation for the Company's executive officers (except for compensation under the 1992 Stock Incentive Plan, which is determined by the Stock Incentive Plan Committee), with Mr. Bramson abstaining from decisions with respect to his own compensation. The Compensation Committee met twice during fiscal 1999, and Mr. Bramson did not attend one such meeting.

         Messrs. McClure, Slusser and Stoltzfus are currently the members of the Stock Incentive Plan Committee. The function of the Stock Incentive Plan Committee is to administer the Company's 1992 Stock Incentive Plan and any successor or additional stock incentive plans. The Stock Incentive Plan Committee met thirteen times during fiscal 1999.

DIRECTORS' COMPENSATION

         Directors who are officers of the Company receive no additional compensation for serving on the Board of Directors or any Board committee. For 1999, the Company paid a quarterly retainer to non-employee directors of $5,000 each for service on the Board and Board committees. The Company also granted to each non-employee director a nonqualified option to acquire 10,000 shares of Class A Stock, at an exercise price of $3.75 per share. Such options were vested in full upon grant, and will expire 15 months thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         During fiscal 1999, Messrs. Bramson, McClure, Slusser and Stoltzfus served as members of the Compensation Committee of the Company's Board of Directors. Mr. Bramson, the Company's Chairman and Chief Executive Officer, does not participate in decisions of the Compensation Committee with respect to his own compensation. During fiscal 1999, Mr. McKibben was an executive officer of the Company and a director of Sherborne Holdings Incorporated ("SHI") and Sherborne & Company Incorporated ("SCI"), each of which, during 1999, had an executive officer (Mr. Bramson) who served as a director of the Company and on its Compensation Committee. In addition, during fiscal 1999, Mr. Bramson was an executive officer of the Company, a director of SHI, SCI and Sherborne Investments Corporation, and the managing member of SH Securities Co., LLC. During fiscal 1999, each of these entities had an executive officer (Mr. McKibben) who served as a director of the Company. See "Certain Relationships and Related Transactions."

                                 PROPOSAL NO. 2

                        ADOPTION OF 2000 STOCK BONUS PLAN

         The Company's 2000 Stock Bonus Plan (the "Plan"), provides for the issuance of up to 2,500,000 shares of Class A Stock as stock bonuses or direct stock purchase rights to directors, executive officers and other key employees, as well as to certain consultants, advisors and service providers. A detailed description of the Plan is set forth below, immediately following this Proposal. On March 28, 2000, the Board approved the Plan, subject to approval by the stockholders of the Company at the Meeting.

         The primary purposes of the Plan are to permit the Company to pay non-cash, equity compensation to eligible individuals for services provided to the Company, and to encourage continued service with the Company and the achievement of certain performance objectives by such individuals. In its recruitment and retention of employees, Ampex competes with other high technology and Internet service companies. The Company believes that the Plan is an important compensation vehicle that will allow the Company to attract and retain highly qualified employees in its core businesses, and will align the long-range interests of key employees with the interests of the Company's stockholders. The Plan will also enable the Company to conserve cash that otherwise might be required to pay compensation to eligible individuals.

         In recommending the Plan, the Board considered a number of factors, including the Company's present cash requirements in connection with the implementation of its Internet video business strategy, the availability as of March 28, 2000 of up to 3,929,456 shares of Class A Stock which may be issued pursuant to stock options granted under the Company's 1992 Stock Incentive Plan, the recommendations of an independent compensation consultant, and the fact that the 2,500,000 shares to be issued pursuant to the Plan represent approximately 4% of the Company's total outstanding shares of Class A Stock, on a fully-diluted basis. The Board believes that the proposed Plan is in the best interests of the Company and its stockholders.

         The Company's executive officers and directors have an interest in approval of this Proposal, because additional shares will be available for awards to these individuals under the Plan if this Proposal is approved.

         Approval of this Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Class A Stock represented and voting at the Meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

2000 STOCK BONUS PLAN

         Set forth below is a summary of the material features of the Company's 2000 Stock Bonus Plan. A complete copy of the text of the Plan is set forth as Annex A to this Proxy Statement.

ELIGIBLE INDIVIDUALS

         Stock awards may be granted to officers, employees and directors of the Company or of any Parent or Subsidiary of the Company (as defined in the Plan), and to consultants and advisors of the Company, its Parent or any Subsidiary, who are natural persons and who have provided bona fide services to the Company, its Parent or such Subsidiary, other than in connection with the offer or sale of securities in a capital-raising transaction or related to promoting or maintaining a market for the Company's securities. At the date of this Proxy Statement, the Company has approximately 10 officers, 413 other employees, 8 directors and 14 consultants and advisors who are potentially eligible to receive grants of stock awards under the Plan, subject to approval by the Committee.

SHARES SUBJECT TO THE PLAN

         The total number of shares of Class A Stock that may be issued under the Plan may not exceed 2,500,000 shares of Class A Stock (approximately 4% of the Company's total outstanding shares of Class A Stock, on a fully-diluted basis as of the Record Date), subject to adjustment in the event of certain changes in the Company's capitalization. Such shares may consist of authorized but unissued shares, or treasury shares. Except for a person who prior to the time of grant of a stock award was not an eligible individual, no person participating in the Plan may receive a stock award for more than 250,000 shares of Class A Stock in the aggregate in any calendar year. As of April 17, 2000, the market value of the Class A Stock was $2.25 per share, based on the closing price per share of Class A Stock on the American Stock Exchange on that date.

ADMINISTRATION

         The Plan will be administered by a committee appointed by the Board (the "Committee"). The Committee will consist of at least two "non-employee directors," within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee members will also be "outside directors," within the meaning of Section 162 (m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. The Company expects that the Committee members will be Messrs. McClure, Slusser and Stoltzfus. See "Proposal No. 1 -- Election of Class III Directors -- Board and Committee Meetings," above. Subject to the limits imposed by the Plan, the Committee will generally determine the meaning and application of the Plan's provisions; the individuals eligible to receive awards; the number of shares subject to each award and the consideration for such award; and the terms and conditions, including vesting schedules and performance criteria, if any, of each award. The Committee will also have the power to amend or modify the Plan and the awards granted under the Plan, except as set forth in the Plan, and to accelerate the vesting of any stock award granted under the Plan.

STOCK AWARDS

         Stock awards under the Plan may be granted as a bonus for past services rendered, or as an incentive for future services to be rendered, to the Company or any Parent or Subsidiary, or as an inducement for the recipient's entering into an employment or consulting agreement with the Company or any Parent or Subsidiary. The Committee may issue shares of Class A Stock pursuant to stock awards that vest immediately upon grant, or in one or more installments over a grantee's period of service with the Company or earlier upon the attainment of specific performance goals. The Committee may also grant stock awards providing for future issuances of specified numbers of shares of Class A Stock upon the satisfaction of specific service requirements or earlier upon the attainment of one or more performance goals established by the Committee. However, in no event may shares of Class A Stock subject to direct stock purchase awards under the Plan be issued for a purchase price of less than the Fair Market Value per share (as defined in the Plan), nor may shares of Class A Stock subject to stock bonus awards under the Plan be valued at less than the Fair Market Value per share.

         If a grantee ceases to remain in the service of the Company or any Parent or Subsidiary while holding unvested shares of Class A Stock issued pursuant to the Plan, then the grantee will be required to surrender the unvested shares to the Company for cancellation and the Company will be required to repay to the grantee the appropriate amount of consideration for such shares. However, the Committee may, in its discretion, waive this cancellation provision under Plan. Under certain circumstances, unvested shares of Class A Stock issued pursuant to the Plan will vest in the event of a Change of Control of the Company (as defined in the Plan). The Committee may, in its discretion, determine either to require the Company to hold unvested shares of Class A Stock in escrow until they vest or to cause the Company to issue to the grantee legended stock certificates representing the unvested shares and reflecting the applicable restrictions on transfer set forth in the Plan. The Committee may permit a grantee to pay the applicable purchase price for any shares to be issued under the Plan by delivering a full-recourse promissory note to the Company, the terms of which note will be determined by the Company subject to the limits contained in the Plan.

         Stock awards granted under the Plan are generally non-transferable, except upon death and subject to the vesting and other provisions of the Plan.

         AMENDMENT AND TERMINATION OF THE PLAN. The Committee may amend the Plan at any time and in any respect, except that the Committee cannot amend the Plan
(i) to adversely affect a grantee's rights and obligations with respect to unvested shares under the Plan without such grantee's consent; or (ii) without the approval of the Company's stockholders to the extent required under Section 16(b) of the Exchange Act. The Plan will become effective on the date it is approved at the Meeting, and will terminate on the earlier of (x) the day immediately before the tenth anniversary of the effective date, or (y) the date on which all shares available for issuance under the Plan have been issued, PROVIDED that the Board has the power to terminate the Plan on an earlier date.

         OUTSTANDING AWARDS. As of the date of this Proxy Statement, no stock awards have been granted under the Plan. Awards that will be granted in the future cannot be determined at this time, because all such decisions are within the discretion of the Committee. However, as indicated above, the Committee may not grant awards to any participant during any calendar year with respect to more than 250,000 shares.

FEDERAL INCOME TAX INFORMATION

         The following is a brief summary of the Federal income tax treatment of the Plan, based on Federal income tax laws in effect on the date of this Proxy Statement. This summary is not exhaustive and does not describe state or local tax consequences. A stock award granted under the Plan generally will be taxable as income to the grantee at the time the shares of Class A Stock issued pursuant to the award become vested and are no longer subject to forfeiture. The amount of income recognized by the grantee will be based upon the Fair Market Value per share of such Class A Stock at the time of such vesting, less any amount paid for such share. With respect to any unvested shares issued to the grantee pursuant to the Plan, the grantee may, alternatively, make an election pursuant to Section 83(b) of the Code, to include in gross income for the current taxable year the Fair Market Value of such unvested shares on the date of such issuance, less any amount paid for such shares. The grantee must file this election with the Internal Revenue Service and the Company within 30 days of the date of such issuance. However, tax paid by the grantee pursuant to a Section 83(b) election is not creditable or otherwise recoverable if the unvested shares of Class A Stock are subsequently forfeited due to separation from service with the Company prior to the vesting date. The Company will generally be allowed to claim a tax deduction for federal income tax purposes equal to the amount of ordinary income recognized by the grantee on the date of such recognition. With the approval of the Committee, a grantee may elect to satisfy applicable tax withholding requirements by requesting that the Company withhold a portion of the shares of Class A Stock otherwise issuable, deliverable or released from escrow to the grantee having an equivalent Fair Market Value.

ACCOUNTING TREATMENT

         For accounting purposes, the Company will recognize compensation expense in the amount of the Fair Market Value of the shares of Class A Stock subject to stock awards granted under the Plan on the date of grant pro rata over the period of years during which the awards are earned.

ERISA

         The Company believes that the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code.

                                 PROPOSAL NO. 3

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has selected PricewaterhouseCoopers LLP ("PWC") as its principal independent accountants to perform the audit of the Company's financial statements for fiscal 2000, and the stockholders are being asked to ratify this selection. PWC and its predecessors have audited the financial statements of the Company and its predecessors since 1987. Representatives of PWC are expected to be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the Company's outstanding shares of Class A Stock represented and voting at the Meeting is required for approval of this Proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                                  ---

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

         As of the date of this Proxy Statement, the Company's authorized capital stock consists of Class A Stock, Class C Stock, and Preferred Stock, par value $1.00 per share (the "Preferred Stock"). The Class A Stock and Class C Stock are sometimes collectively called the "Common Stock." On the Record Date, there were 56,616,598 shares of Class A Stock outstanding and no shares of Class C Stock outstanding. The holders of Class A Stock are entitled to elect all members of the Board. The holders of Class C Stock are not entitled to any voting rights, except as required by law. Shares of Class C Stock are convertible into Class A Stock under certain circumstances.

         The Company's authorized Preferred Stock includes three series, designated as the 8% Noncumulative Preferred Stock (the "Noncumulative Preferred Stock"); the 8% Noncumulative Convertible Preferred Stock (the "Convertible Preferred Stock"); and the 8% Noncumulative Redeemable Preferred Stock (the "Redeemable Preferred Stock"). As of the close of business on the Record Date, there were no shares of Noncumulative Preferred Stock outstanding, 1,125 shares of Convertible Preferred Stock remaining outstanding and 18,783 shares of Redeemable Preferred Stock outstanding. Shares of Noncumulative Preferred Stock and Redeemable Preferred Stock are not convertible into Common Stock. Each share of Convertible Preferred Stock is convertible, at the option of the holder thereof, into 500 shares of Class A Stock, based on a conversion price of $4.00 per share, subject to adjustment under certain circumstances. The holders of Preferred Stock are not entitled to any voting rights, except as required by law and in the specific circumstances set forth in the Certificates of Designations, Preferences and Rights governing each series of Preferred Stock. In the event that (and for so long as) the Company shall have failed to discharge any mandatory redemption obligation with respect to either the Convertible Preferred Stock or the Redeemable Preferred Stock, the Company's Board of Directors will be increased by one director and the holders of all shares of such Preferred Stock, voting as a single class, will be entitled to elect such additional director.

         As of the Record Date, there were 805 record holders of Class A Stock (reflecting approximately 19,206 beneficial owners), no record holders of Class C Stock, no record holders of Noncumulative Preferred Stock, two record holders of Convertible Preferred Stock and 15 record holders of Redeemable Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's voting securities by each person known by the Company to be the beneficial owner of more than 5% of the Company's voting securities as of the Record Date. Class C Stock, Convertible Preferred Stock and Redeemable Preferred Stock are nonvoting and are not reflected in the table below. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. However, as indicated by the notes following the table, certain shares are deemed to be beneficially owned by more than one person or entity as a result of attribution of ownership among affiliated persons and entities.


                                                                              AMOUNT AND
                                                                               NATURE OF             PERCENTAGE
                                       NAME AND ADDRESS OF                    BENEFICIAL              OF CLASS
      TITLE OF CLASS                     BENEFICIAL OWNER                      OWNERSHIP             ----------
      --------------                   -------------------                    ----------
Class A Stock,               Edward J. Bramson(1)                              8,865,883                15.6%
  $0.01 par value
                             Craig L. McKibben(2)                              3,405,928                 6.0%

                             Ampex Retirement Master                           2,763,272                 4.9%
                             Trust(3)


--------------------------

(1) Edward J. Bramson is Chairman of the Board and Chief Executive Officer of the Company. His address is 135 East 57th Street, 32nd Floor, New York, New York 10022. Mr. Bramson has stated, in certain filings with the SEC pursuant to Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that he disclaims, or does not admit, beneficial ownership of certain shares shown in the table above for purposes of Sections 13(d), 13(g) and 16 of the Exchange Act, or otherwise. Mr. Bramson is the controlling stockholder of Sherborne Investments Corporation ("SIC"), controls SH Securities Co., LLC, a limited liability company ("SHLLC"), and serves as co-administrator of the Ampex Retirement Master Trust (the "Ampex Trust") (see Note 3 below). Mr. Bramson is also the controlling stockholder of Sherborne & Company Incorporated ("SCI"). SCI is the general partner of a partnership that controls the voting stock of Sherborne Holdings Incorporated ("SHI"). Accordingly, Mr. Bramson may be deemed to own beneficially all shares of Class A Stock beneficially owned, directly or indirectly, by SIC, SHLLC, the Ampex Trust, SCI and SHI. However, Mr. Bramson has no pecuniary interest in the shares held by the Ampex Trust, and has stated in filings with the SEC under Section 13(d) of the Exchange Act that he expressly disclaims any beneficial interest in such shares. The number of shares of Class A Stock shown in the table as beneficially owned by Mr. Bramson includes the following: 2,905,410 shares owned by Mr. Bramson directly; 2,500 shares subject to outstanding vested options held by Mr. Bramson under the Company's 1992 Stock Incentive Plan; 1,450,000 shares beneficially owned by SIC; 400,000 shares beneficially owned by SHLLC; 2,763,272 shares reported in the table as beneficially owned by the Ampex Trust; 431,479 shares beneficially owned by SCI; 693,566 shares beneficially owned by SHI and a subsidiary of SHI (of which 150,000 shares are subject to an option granted by SHI to Craig L. McKibben); and 219,656 shares beneficially owned by Craig L. McKibben (see Note 2), with respect to which SHI holds a proxy. Of the total shares reported as beneficially owned, Mr. Bramson shares voting power with respect to 219,656 shares, and shares investment power with respect to 2,763,272 shares.

(2) Craig L. McKibben is a director and executive officer of the Company. His address is 135 East 57th Street, 32nd Floor, New York, New York 10022. Mr. McKibben has stated, in certain filings with the SEC pursuant to Sections 13(d) and 16(a) of the Exchange Act, that he disclaims, or does not admit, beneficial ownership of certain shares shown in the table above for purposes of Sections 13(d), 13(g) and 16 of the Exchange Act, or otherwise. Mr. McKibben serves as co-administrator of the Ampex Trust (see Note 3 below) and, accordingly, Mr. McKibben may be deemed to own beneficially all shares of Common Stock beneficially owned by such trust. However, he has no pecuniary interest in the shares held by the Ampex Trust and has stated in filings with the SEC under Section 13(d) of the Exchange Act that he expressly disclaims any beneficial interest in such shares. The number of shares of Class A Stock shown in the table as beneficially owned by Mr. McKibben includes the following: 219,656 shares owned by Mr. McKibben directly; 273,000 shares subject to outstanding options held by Mr. McKibben under the Company's 1992 Stock Incentive Plan (of which 235,820 such options are currently exercisable or will become exercisable within 60 days of the Record Date); 150,000 shares subject to outstanding options granted to Mr. McKibben by SHI; and 2,763,272 shares reported in the table as beneficially owned by the Ampex Trust. Of the total shares reported as beneficially owned, Mr. McKibben shares voting power with respect to 219,656 shares and shares investment power with respect to 2,763,272 shares.

(3) The Ampex Retirement Master Trust (the "Ampex Trust") is a pension trust holding assets for the Ampex Corporation Employees' Retirement Plan and the Quantegy Media Corporation (formerly Ampex Media Corporation) Retirement Plan. Its address is c/o State Street Bank and Trust Company, Master Trust Services, W5A, One Enterprise Drive, North Quincy, Massachusetts 02171. The number of shares of Class A Stock shown in the table as beneficially owned by the Ampex Trust includes 2,575,772 outstanding shares and 187,500 shares issuable upon conversion of the 375 shares of Convertible Preferred Stock held by the Ampex Trust. Investment power with respect to all shares shown in the table is shared by Mr. Bramson and Mr. McKibben. See Notes 1 and 2 above.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information as to each class of outstanding equity securities of the Company beneficially owned as of the Record Date by: (i) each director and nominee; (ii) the Company's Chief Executive Officer and the other four most highly compensated executive officers who were officers as of December 31, 1999; and (iii) all current directors and executive officers as a group. No executive officer or director of the Company owns securities of any parent or subsidiary of the Company (other than directors' qualifying shares), except as indicated in the footnotes to the table below. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The inclusion of any shares for any stockholder in the table below shall not be deemed an admission that such stockholder is, for any purpose, the beneficial owner of such shares. An asterisk denotes beneficial ownership of less than 1% of the class of securities indicated.


                                                                           AMOUNT AND
                                                                            NATURE OF
                                            NAME OF                         BENEFICIAL     PERCENTAGE
      TITLE OF CLASS                    BENEFICIAL OWNER                    OWNERSHIP       OF CLASS
      --------------                    ----------------                   -----------     ----------
Class A Stock,              Edward J. Bramson(1)                             8,865,883        15.6%
  $0.01 par value
                            Craig L. McKibben(2)                             3,405,928        6.0%

                            Douglas T. McClure, Jr.(3)                          27,500          *

                            Peter Slusser(3)                                    17,500          *

                            William A. Stoltzfus, Jr.(3)                        18,500          *

                            Robert L. Atchison(4)                              274,660          *

                            K. Michael Cooper(5)                               252,000          *

                            Richard J. Jacquet(6)                              146,000          *

                            Joel D. Talcott (7)                                165,425          *

                            All current directors and
                              executive officers as a group (8)             10,043,718        17.3%

Convertible                 Edward J. Bramson(1)                                   375        33.3%
  Preferred Stock,
  $1.00 par value           Craig L. McKibben(2)                                   375        33.3%

                            All current directors and
                              executive officers as a group                        375        33.3%

Redeemable                  Edward J. Bramson(1)                                   714        3.8%
  Preferred Stock,
  $1.00 par value           Craig L. McKibben(2)                                   714        3.8%

                            All current directors and
                              executive officers as a group                        714        3.8%


------------------------------

(1) See Note 1 under the "Security Ownership of Certain Beneficial Owners" table above. The shares of Convertible Preferred Stock and Redeemable Preferred Stock reported in this table are held by the Ampex Trust. Mr. Bramson serves as co-administrator of this trust.

(2) See Note 2 under the "Security Ownership of Certain Beneficial Owners" table above. The shares of Convertible Preferred Stock and Redeemable Preferred Stock reported in this table are held by the Ampex Trust. Mr. McKibben serves as co-administrator of this trust.

(3) Includes 15,000 shares subject to outstanding options, all of which are currently exercisable or will become exercisable within 60 days of the Record Date.

(4) Includes 15,000 shares owned directly by Mr. Atchison; 3,000 shares held by him in a custodial account for a minor grandchild (with respect to which he has stated in filings with the SEC under Section 13(d) of the Exchange Act that he expressly disclaims beneficial ownership); and 256,660 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, of which 198,440 such options are currently exercisable or will become exercisable within 60 days of the Record Date.

(5) Includes 250,000 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, of which 150,314 such options are currently exercisable or will become exercisable within 60 days of the Record Date.

(6) Includes 142,000 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, of which 112,370 such options are currently exercisable or will become exercisable within 60 days of the Record Date.

(7) Includes 136,925 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, of which 106,245 such options are currently exercisable or will become exercisable within 60 days of the Record Date.

(8) Includes an aggregate of 1,104,335 shares subject to outstanding options, of which 850,689 such options are currently exercisable or will become exercisable within 60 days of the Record Date. Shares that are deemed beneficially owned by both Mr. Bramson and Mr. McKibben are counted only once in the total shares reported. See Notes 1 and 2 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and certain stockholders owning more than 10% of any class of the Company's equity securities ("10% Stockholders") to file reports with the SEC indicating their ownership of securities of the Company and any changes in such ownership. Executive officers, directors and 10% Stockholders are required to provide copies of these reports to the Company. Based on a review of copies of all such reports filed with respect to fiscal 1999 and furnished to the Company, as well as certain written representations provided to the Company by executive officers, directors and certain 10% Stockholders, all such reports required to be filed with respect to fiscal 1999 have been filed in a timely manner.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table summarizes the compensation earned by or paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers during 1999 who were officers as of December 31, 1999 (collectively, the "Named Executives") for their services to the Company and its subsidiaries during fiscal 1999, 1998 and 1997. The Company does not have employment contracts with any of the Named Executives. See "Termination of Employment and Change-in-Control Arrangements," below.

                           SUMMARY COMPENSATION TABLE


                                                                                LONG-TERM COMPENSATION
                                                                                ---------------------------------------------------
                                       ANNUAL COMPENSATION                      AWARDS                   PAYOUTS
                                       --------------------------------------------------------------------------------------------
                                                                                                              LONG
                                                                    OTHER                   SECURITIES        TERM      ALL OTHER
                                                                  ANNUAL    RESTRICTED     UNDERLYING       INCENTIVE   COMPEN-
NAME AND                                              BONUS       COMPEN-     STOCK         OPTIONS/          PLAN       SATION
PRINCIPAL POSITION            YEAR     SALARY($)       ($)      SATION ($)   AWARDS        SARS(#)(1)      PAYOUTS($)    ($)(2)
------------------            ----     ---------       ---      ----------   ------        ----------      ----------    ------
Edward J. Bramson,            1999       165,008           0         0          0                  0            0            0
   Chairman and               1998       155,008           0         0          0                  0            0            0
   Chief Executive            1997       155,008           0         0          0                  0            0            0
   Officer(3)

Robert L. Atchison,           1999       178,500     147,351         0          0             25,000            0        4,000
   Vice President             1998       178,500      69,000         0          0            151,000            0        4,000
                              1997       178,500     140,000         0          0             90,000            0        4,000

K. Michael Cooper,            1999       200,004      50,000         0          0            125,000            0        2,400
   Vice President(4)          1998       104,810      20,000         0          0            125,000            0            0

Richard J. Jacquet,           1999       173,105      75,000         0          0             15,000            0        4,000
   Vice President             1998       159,380      60,000         0          0             66,500            0        4,000
                              1997       157,500      75,000         0          0             37,500            0        4,000

Joel D. Talcott,              1999       170,359     134,792         0          0             20,000            0        4,000
   Vice President and         1998       156,971     108,820         0          0             49,000            0        4,000
   Secretary                  1997       155,160      49,213         0          0             22,500            0        4,000


--------------------------

(1) On November 6, 1998 and October 28, 1997, the Stock Incentive Plan Committee of the Board of Directors authorized the Company to allow the holders of certain "out of the money" stock options to voluntarily cancel those options in exchange for an equivalent number of new options with exercise prices of $1.0625 and $3.125, respectively, (the fair market value of the Company's Class A Stock on November 6, 1998 and October 28, 1997, respectively), but with different vesting and expiration schedules.
     Accordingly:

     (i) all of the options granted to Mr. Atchison in 1998 and 65,000 of the options granted to him in 1997 were granted in exchange for the cancellation of the same number of options.

     (ii) all of the options granted to Mr. Cooper in 1998 were granted in exchange for the cancellation of the same number of options.

     (iii) all of the options granted to Mr. Jacquet in 1998 and 30,000 of the options granted to him in 1997 were granted in exchange for the cancellation of the same number of options.

     (iv) all of the options granted to Mr. Talcott in 1998 and 12,500 of the options granted to him in 1997 were granted in exchange for the cancellation of the same number of options.

(2) All amounts disclosed under "All Other Compensation" consist of matching Company contributions under the Ampex Savings Plan, which is an employee-contributory savings incentive plan intended to qualify under
     Section 401(k) of the Internal Revenue Code.

(3) Mr. Bramson's salary for 1999, 1998 and 1997 reflects a voluntary reduction of $10,000, $20,000 and $20,000, respectively, in order to make funds available for 1999, 1998 and 1997 bonuses to other employees.

(4)  Mr. Cooper was hired by the Company on June 17, 1998.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Each Named Executive except Mr. Bramson is party to an Employment Security Letter pursuant to which he is entitled to continuation of salary, average bonus and medical and insurance benefits for 24 months following a "change in control" of the Company (as defined in the Employment Security Letter) in which he is terminated, his compensation and benefits are reduced to less than 90% of then-current compensation and benefits or he is relocated to a work location more than 50 miles from his current work location. Such benefits are subject to deferral or reduction as necessary to avoid excise tax under
Section 4999 of the Internal Revenue Code and to ensure deductibility under
Section 280G of the Internal Revenue Code, and will cease if the Named Executive accepts employment with a company engaged in business similar to the Company's business.

OPTION/SAR GRANTS

         The following table describes the options to purchase shares of the Company's Class A Stock granted to the Company's Named Executives during fiscal 1999 and the potential value of such options at the end of their terms, assuming certain levels of stock price appreciation.

                        OPTION/SAR GRANTS IN FISCAL 1999


                                                                                                      POTENTIAL
                                                                                                 REALIZABLE VALUE AT
                                                                                                   ASSUMED ANNUAL
                                                                                                RATES OF STOCK PRICE
                                                                                                    APPRECIATION
                                  INDIVIDUAL GRANTS (1)                                        FOR OPTION TERM (1)(2)
-------------------------------------------------------        --------------------------------------------------------
                                             % OF TOTAL
                            NUMBER OF         OPTIONS/
                            SECURITIES          SARS
                            UNDERLYING       GRANTED TO        EXERCISE
                             OPTIONS/         EMPLOYEES        OR BASE
                               SARS           IN FISCAL         PRICE        EXPIRATION
          NAME             GRANTED (#)        YEAR (3)        ($/SHARE)         DATE           5% ($)          10% ($)
          ----             -----------        --------        ---------         ----           ------          -------
Edward J. Bramson                0                --               --              --             --              --

Robert L. Atchison        25,000(4)             1.97%           $3.875         11/6/03         $15,318         $31,822

K. Michael Cooper        125,000(4)             9.85%           $2.125         4/21/03         $42,002         $87,253

Richard J. Jacquet        15,000(4)             1.18%           $3.875         11/6/03         $ 9,191         $19,093

Joel D. Talcott           20,000(4)             1.58%           $2.125         4/21/03         $ 6,720         $13,961


------------------------

(1) All options are nonqualified stock options granted pursuant to the Company's 1992 Stock Incentive Plan. Upon exercise, the Company may elect to pay cash to the holder for all or part of his options, rather than issuing shares of Class A Stock. All options were granted with an exercise price greater than or equal to the fair market value on the date of grant.

(2) Potential realizable values reflect the difference between the option exercise price on the date of grant and the fair market value of the Company's Class A Stock at the end of the option term, assuming 5% and 10% compounded annual appreciation of the stock price from the date of grant until the expiration of the option. The 5% and 10% appreciation rates are assumed pursuant to rules promulgated by the SEC and do not reflect actual historical or projected rates of appreciation of the Class A Stock. Assuming such appreciation, on April 21, 2003, the per share value for the options granted to Messrs. Cooper and Talcott would be $2.47 at 5% or $2.83 at 10% (based on a fair market value of $2.125 on January 21, 1999, which was the grant date for the options granted to them that are listed in the table above). With respect to Messrs. Atchison and Jacquet, assuming such rates of appreciation, on November 6, 2003 the per share value would be $4.49 at 5% and $5.15 at 10% (based on a fair market value of $3.875 on August 6, 1999, the date the options were granted to them). The foregoing values do not reflect appreciation actually realized by the Named Executives. See "Option/SAR Exercises and Values," below.

(3) For purposes of calculating these percentages, the total number of options granted to all employees in fiscal 1999 was 1,283,850.

(4) The options granted on January 21, 1999 became exercisable as to 34% of the shares on January 21, 2000 and become exercisable as to an additional 8.25% each quarter thereafter until January 21, 2002. The options granted on August 6, 1999 become exercisable as to 34% of the shares on August 6, 2000, and as to an additional 8.25% each quarter thereafter until August 6, 2002.

OPTION/SAR EXERCISES AND VALUES

             The following table provides certain information concerning the exercise of stock options during 1999 and the value of unexercised options to purchase shares of the Company's Class A Stock held by the Company's Named Executives as of December 31, 1999.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1999 AND
                        FISCAL YEAR END OPTION/SAR VALUES


                                                                       NUMBER OF                            VALUE OF
                                                                 SECURITIES UNDERLYING                    UNEXERCISED
                                                                      UNEXERCISED                         IN-THE-MONEY
                                                                    OPTIONS/SARS AT                     OPTIONS/SARS AT
                                                                    FISCAL YEAR END                    FISCAL YEAR END(1)
                                                            -------------------------------------------------------------------
                              SHARES
                           ACQUIRED ON         VALUE
          NAME             EXERCISE (#)      REALIZED       EXERCISABLE      UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
          ----             ------------      --------       -----------      -------------       -----------      -------------
                                                ($)
Edward J. Bramson               0               $0              2,500                 0                $0                 $0

Robert L. Atchison            69,340         $204,690         165,220            91,440          $654,761           $324,023

K. Michael Cooper                0              $0             70,000           180,000          $301,875           $643,438

Richard J. Jacquet               0              $0             97,740            44,260          $395,035           $148,684

Joel D. Talcott                  0              $0             91,965            43,210          $314,023           $157,978


------------------------
(1) The fair market value per share of Class A Stock on December 31, 1999 was $5.375, based on the closing price on the American Stock Exchange (as reported by an on-line quotation service) on December 31, 1999, which was the last trading day of the year.

PENSION PLAN

         The Company maintains an Employees' Retirement Plan for its employees (the "Retirement Plan"). The Retirement Plan is a defined benefit plan under which a participant's annual post-retirement pension benefit is generally determined by the employee's years of credited service as determined under the Retirement Plan ("Credited Service") and his or her average annual earnings during the highest 60 consecutive months of the last 120 consecutive months of service ("Final Average Annual Compensation"). Effective February 1, 1994, the accrual of additional benefits under the Retirement Plan was discontinued by providing that a participant's benefits will be determined on the basis of Credited Service and Final Average Annual Compensation accrued to the earlier of termination of employment or January 31, 1994. There are no employee contributions under the Retirement Plan. Under applicable Internal Revenue Code limits, the maximum annual benefit payable under the Retirement Plan, as of January 1, 1999, is $130,000, assuming that payments are made on a straight life or qualified joint and survivor basis, beginning at age 65.

         The following table describes the estimated annual benefits payable upon retirement under the Retirement Plan at specified compensation levels and for specified years of Credited Service. As indicated above, Final Average Annual Compensation and Years of Credited Service for each employee were frozen during 1994.

                               PENSION PLAN TABLE


   FINAL AVERAGE
       ANNUAL
    COMPENSATION                                            YEARS OF CREDITED SERVICE
-------------------- -------------------------------------------------------------------------------------------------------
                           15               20                25                 30                35              40
                           --               --                --                 --                --              --
      125,000                $25,200           $33,500           $41,900            $50,300          $ 58,700      $ 67,100
       150,000                30,400            40,500            50,700             60,800            70,900        81,100
       175,000                35,700            47,500            59,400             71,300            83,200        95,100
       200,000                40,900            54,500            68,200             81,800            95,400       109,100
       225,000                44,900            59,900            74,900             89,900           104,900       119,800
       250,000                44,900            59,900            74,900             89,900           104,900       119,800
       300,000                44,900            59,900            74,900             89,900           104,900       119,800
       400,000                44,900            59,900            74,900             89,900           104,900       119,800
       450,000                44,900            59,900            74,900             89,900           104,900       119,800
       500,000                44,900            59,900            74,900             89,900           104,900       119,800


         A participant's annual pension payable as of normal retirement date will be equal to the following (subject to a minimum benefit level and to the freezing of benefits as described above): 1.1% of that portion of the Final Average Annual Compensation, up to the "Social Security Integration Amount" in effect for 1994, plus 1.4% of that portion of the Final Average Annual Compensation in excess of the Social Security Integration Amount, multiplied by the number of years of Credited Service. As a result of the benefit freeze, the Social Security Integration Amount, which is determined based on a participant's year of birth, has been frozen at the level that was applicable for each year of birth in 1994. The Social Security Integration Amount was $24,312 for a participant retiring in 1994 at age 65. For purposes of determining Final Average Annual Compensation, salary, overtime and sales commissions are included. For each of the Named Executives covered by the Retirement Plan, such compensation for fiscal 1993 is equal to the compensation disclosed in the "Salary" column in the Summary Compensation Table. Because of the freeze implemented in January 1994, compensation during 1994 or subsequent years will not be used to determine Final Average Annual Compensation for the Named Executives. The table above assumes that benefits are payable for life from normal retirement date (age 65) and are computed on a straight life basis. The benefits payable are not subject to any deduction for Social Security or other offset amounts.

         Since January 31, 1994, the Final Average Annual Compensation and the estimated years of Credited Service for each of the Named Executives have been as follows: Mr. Atchison -- $138,524; 18 years 2 months; Mr. Jacquet -- $117,987; 5 years 5 months; and Mr. Talcott - $130,706; 19 years 3 months. Messrs. Bramson and Cooper are not participants in the Retirement Plan. In addition to the estimated benefits payable shown in the table above, Mr. Talcott is eligible to receive $15,140 per year upon retirement at normal retirement age under the terms of the Ampex Corporation Supplemental Retirement Income Plan, which was terminated as of December 31, 1987. No other Named Executives are eligible to participate in this plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

NOTE: THE FOLLOWING SECTION OF THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, NOTWITHSTANDING ANY INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.

         Compensation for the Company's executive officers for fiscal 1999 was determined by the Compensation Committee of the Board of Directors (with Mr. Bramson abstaining from decisions with respect to his own compensation). The Compensation Committee (the "Committee") has provided the following report with respect to the compensation of executive officers for fiscal 1999.

OVERVIEW

         The Company believes that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel and must align compensation with the Company's short-term and long-term business strategies and performance goals. In the case of executive officers, it must also provide meaningful incentives for measurably superior performance. To insure that its compensation practices remain competitive, the Company regularly compares its compensation policies with those of other similar companies.

         The Company's compensation philosophy for executive officers is to pay above-average total compensation when superior performance is achieved, both by the Company and the individual executive. In recent years, because of the Company's financial situation and its cash requirements, superior performance for the Company has been equated with achieving certain levels of sales, operating cash flow, profit and other indicators of financial performance. Superior performance by an individual is measured according to a variety of objective and subjective factors. Based on available data reviewed by the Company, the Company believes that the base salary of its chief executive officer is significantly below the median salary for comparable positions with other companies in the electronics and other technology industries. Aggregate base salaries for the Company's other executive officers as a group are below average for comparable positions in other high-technology companies. If superior performance is achieved both by the Company and the individual, the base salary plus cash bonuses will compensate an executive at above-average levels. If the Company does not achieve financial targets and/or individual performance is not superior, total compensation will be below comparable average total compensation levels.

COMPONENTS OF EXECUTIVE COMPENSATION

         The Company provides several different types of compensation for its executive officers in order to achieve its goals of encouraging technological innovation, fostering teamwork and enhancing the loyalty of valuable employees. The Committee believes that the achievement of these goals will ultimately enhance stockholder value. The components of executive compensation are as follows:

         SALARY. The Committee establishes base salaries for its executive officers by reviewing salaries and annual bonuses for comparable positions with other companies. Salary increases are granted from time to time based on both individual performance and on the Company's ability to pay such increases.

         CASH INCENTIVE PLANS. In 1997, 1998 and 1999, the Company paid its executive officers cash bonuses under cash incentive plans based on the financial performance of the Company and on their individual performance.

         1992 STOCK INCENTIVE PLAN. The Company's 1992 Stock Incentive Plan (the "Plan") provides for the granting of stock options and stock appreciation rights with respect to the Company's Class A Stock to directors, executive officers and other employees and service providers. Grants under the Plan during 1999 to executive officers are described above in "Compensation of Executive Officers -- Option/SAR Grants." The purpose of the Plan is to provide additional incentives for participants to maximize stockholder value. Through the Plan, the long-range interests of employees are aligned with the interests of the stockholders of the Company as these employees build an ownership interest in the Company. In fiscal 1996, the Plan was amended to conform to regulations adopted by the SEC under
Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). As so amended, the Plan provides that, except with respect to non-employee directors, all decisions with respect to officers and directors subject to
Section 16 of the 1934 Act shall be made by a Committee that is composed solely of two or more non-employee directors. All decisions with regard to awards to any non-employee directors shall be made by the Company's Board of Directors, without the participation or vote of such non-employee director. During fiscal 1999, the Stock Incentive

Plan Committee of the Board, which is composed solely of non-employee directors, made all decisions with respect to options for executive officers of the Company.

LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION

         The Internal Revenue Code was amended in 1993 to add Section 162(m), which limits the deductibility, for income tax purposes, of certain executive compensation in excess of $1,000,000 for any individual Named Executive in a single tax year. Based on the current compensation of its Named Executives, the Company does not believe that Section 162(m) will have any impact on the Company in the near term. Accordingly, the Company has not yet established a general policy regarding potential changes in its compensation programs to address the possible impact of Section 162(m). However, during 1994 the 1992 Stock Incentive Plan was amended to minimize the effect of Section 162(m) on compensation under the Plan.

FISCAL 1999 COMPENSATION

         COMPENSATION OF CHIEF EXECUTIVE OFFICER; RELATIONSHIP TO COMPANY PERFORMANCE. For fiscal 1999, Edward J. Bramson, the Company's Chairman and Chief Executive Officer, received a salary of $165,008 for his services to the Company and its subsidiaries. The Compensation Committee had initially set his salary at $175,000 for 1999. However, Mr. Bramson offered to reduce his salary by $10,000 in order to make funds available for bonuses to other employees. As indicated above, the Committee believes that Mr. Bramson's base salary is significantly below the median salary for chief executive officers with other companies in the electronics and other technology industries.

         Mr. Bramson did not receive any options under the Plan during fiscal 1999. In February 1998, Mr. Bramson purchased a total of 75,000 shares of Class A Stock from the Company at prevailing market prices. Of these shares, 18,750 are subject to repurchase by the Company under certain circumstances. Mr. Bramson and his affiliates also own other shares of Class A Stock. See "Security Ownership of Certain Beneficial Owners and Management," above. The Committee believes that this stock ownership by Mr. Bramson and his affiliates creates a strong incentive for Mr. Bramson to remain with the Company, as well as aligning his interest with the interests of the stockholders of the Company by giving him an incentive to enhance the market value of the Company's Class A Stock. See "Certain Relationships and Related Transactions," below.

         The value of Mr. Bramson's stock options (as well as the value of shares that he and his affiliates own) is directly related to the performance of the Company, as measured by the price of its Class A Stock. The salary component of Mr. Bramson's compensation for fiscal 1999 was a fixed amount and accordingly did not have any particular relationship to the Company's performance. However, the Committee believes that Mr. Bramson's contributions to the Company during 1999 amply justified his salary. In the future, Mr. Bramson's compensation package may include eligibility for cash bonuses, the payment of which will be tied to both individual and Company performance.

         COMPENSATION OF OTHER EXECUTIVE OFFICERS. The compensation of other executive officers for fiscal 1999 was determined by the Compensation Committee in accordance with the general principles described above. Salary levels increased from 1998 levels, and were below average for comparable positions with other high technology companies. For the reasons indicated below, the Committee concluded that cash bonuses for fiscal 1999 to all executive officers except Mr. Bramson were appropriate. The bonuses ranged in amount from $50,000 to $147,351 and totaled $457,143 for the Company's six executive officers. Of this amount, $276,143 was paid based on the accomplishment of specific objectives by individual officers, or the achievement of specific financial performance levels by the Company. A substantial portion of bonuses paid for 1999 was allocated to executives by Mr. Bramson in accordance with authority delegated to him by the Committee, and the remainder was approved by the Committee, in its discretion, after review of recommendations made by Mr. Bramson. In making the decision to pay discretionary bonuses for fiscal 1999, the Committee considered the contributions made by each officer in his particular area of responsibility.

         Except for options granted pursuant to the exchange program described below, the Stock Incentive Plan Committee did not grant any options under the Plan to the named executive officers. See "Option/SAR Grants in Fiscal 1999," above.




                                      COMPENSATION COMMITTEE

                                            Peter Slusser, Chairman
                                            Edward J. Bramson
                                            Douglas T. McClure, Jr.
                                            William A. Stoltzfus, Jr.

                            COMPANY PERFORMANCE GRAPH

NOTE: THE FOLLOWING SECTION OF THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, NOTWITHSTANDING ANY INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.

         The following chart compares the stock price performance of the Company from December 31, 1994 through December 31, 1999 to that of the companies included in the S&P 500 Index and the companies included in the S&P High Technology Composite Index.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG AMPEX CORPORATION, S&P 500 INDEX
                     AND S&P HIGH TECHNOLOGY COMPOSITE INDEX
                FROM DECEMBER 31, 1994 THROUGH DECEMBER 31, 1999*


                                   [GRAPHIC]



                                                             DECEMBER 31
                  1994              1995             1996              1997             1998              1999
                  ----              ----             ----              ----             ----              ----
Ampex        $    100.00          $376.29          $881.94           $223.42          $  99.95          $511.52
S&P 500           100.00           137.58           169.17            225.60            290.08           351.12
S&P HTCI          100.00           144.04           204.35            257.68            445.72           780.60


* Assumes $100 invested in Class A Stock, the S&P 500 Index and the S&P High Technology Composite Index on December 31, 1994. Data with respect to returns for the S&P indices is not readily available for periods shorter than one month. Total return is calculated for the S&P indices assuming reinvestment of dividends. The Company has not paid any dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From January 1, 1999 to the present, there have been no transactions involving more than $60,000 in which the Company or any of its subsidiaries was a party and in which any executive officer, director, beneficial owner of more than 5% of any class of the Company's voting securities, or member of the immediate family of any of the foregoing persons, had a material interest, except as indicated in "Compensation of Executive Officers," above, and as follows:

         In February 1995, Sherborne Investments Corporation ("SIC"), a corporation controlled by the Company's Chief Executive Officer, Edward J. Bramson, issued a five-year promissory note to the Company in connection with the purchase by SIC, as Mr. Bramson's designee, of 1,500,000 shares of Class A Stock. The note bears interest at 7.96%, which was the applicable Federal rate in effect when the note was issued. In January 1999, the Compensation Committee authorized SIC to repay this note either in cash or, at its option, by surrendering shares of Class A Stock to the Company, valued at the fair market value of those shares on the date of repayment. In August 1999, the Compensation Committee approved the extension of the maturity date of the note for an additional five years, to January 2005. The largest amount outstanding under the note during 1999 was $1,779,050, which was the amount outstanding as of March 31, 2000. Accrued interest on the note from January 1, 1999 through December 31, 1999, which amounted to $141,612, was paid in cash in 1999.

         In October 1996, SH Securities Co., LLC ("SHSC"), a limited liability company controlled by Mr. Bramson, issued a promissory note (the "Old Note") to the Company in connection with the purchase by SHSC, as Mr. Bramson's designee, of 400,000 shares of Class A Stock. The Old Note was due and payable in full in October 2001 and provided for interest to be paid at the applicable Federal rate, which was then 6.72%. All of the 400,000 shares of Class A Stock were pledged to the Company as security for payment on the Old Note. In September 1998, in recognition of Mr. Bramson's contributions to the Company, the Board of Directors decided to modify the terms of the Old Note in order to provide him with a further incentive for his continued service as an officer and director of the Company. Accordingly, the Company exchanged the Old Note for a New Note in the same amount, upon the following terms. The New Note will mature on October 15, 2008. Subject to Mr. Bramson's continued service as an officer and director of the Company, the principal amount of the New Note will be reduced by $176,000 each year to $440,000 on the maturity date, and accrued interest payable on the note will be forgiven on each interest payment date. The New Note will bear interest at 5.74% per annum, which was the applicable Federal rate in effect at the time the New Note was issued. If, during any period of ten consecutive trading days, the average closing price of the Class A Stock on the American Stock Exchange equals or exceeds $7.00, the unpaid principal balance of the New Note will automatically be reduced to $440,000. Payments under the New Note are also secured by a pledge of the 400,000 shares of Class A Stock. On October 15, 1999, the principal amount of the New Note was reduced by $176,000 (from $2,024,000 to $1,848,000) and $147,840 of accrued interest through that date was forgiven in accordance with foregoing terms.

         On October 29, 1997, November 7, 1997 and February 18, 1998, the Company issued a total of 400,000 shares of its Class A Stock to Mr. Bramson. The shares were sold for an aggregate purchase price of $1,268,752 (based on the fair value per share of Class A Stock on the date the Company's Board of Directors approved each such issuance), of which 20% was paid in cash and the balance by five-year promissory notes issued by Mr. Bramson (the "1997-1998 Notes"). The 1997-1998 Notes bear interest, payable annually at the applicable Federal rate in effect when the 1997- 1998 Notes were issued. In January 1999, the Compensation Committee authorized Mr. Bramson to repay 1997-1998 Notes either in cash or, at his option, by surrendering shares of Class A Stock to the Company, valued at fair market value on the date of such repayment. In August 1999, the Compensation Committee approved the extension of the maturity date of each of the 1997-1998 Notes for an additional five years, to October 2007, October 2007 and February 2008, respectively. The largest aggregate amount outstanding under the 1997-1998 Notes during 1999 was $1,015.000.50, which was the aggregate amount outstanding as of March 31, 2000. Mr. Bramson paid accrued interest, in cash, on the 1997-1998 Notes equal to $63,123 in 1999. All of the 400,000 shares have been pledged to the Company as security for payment of the 1997-1998 Notes.

         In September 1998, the Company also agreed, pursuant to two agreements, that in the event of a Change of Control (as defined therein), Mr. Bramson will have the right to surrender the shares of Class A Stock securing the

New Note and the 1997-1998 Notes, in exchange for the full release and cancellation of any claims by the Company for repayment of such Notes, and the return of such Notes and any cash payments previously made by him in payment for such shares, without interest.

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         The Company anticipates that its 2001 Annual Meeting of Stockholders will be held on or about May 18, 2001. Under SEC regulations, the deadline for submitting stockholder proposals for inclusion in the Company's Proxy Statement and proxy relating to its 2001 Annual Meeting of Stockholders is December 29, 2000. Under the Company's By-Laws, stockholder proposals submitted after December 29, 2000 must be received by the Company between March 11 and March 31, 2001 in order to be considered at the 2001 Annual Meeting.

                                 OTHER BUSINESS

         The Board does not presently intend to bring any other business before the Meeting and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the accompanying Notice of Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such proxies.

                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1999 FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. THE COMPANY DOES NOT UNDERTAKE TO FURNISH WITHOUT CHARGE COPIES OF ALL EXHIBITS TO ITS FORM 10-K, BUT WILL FURNISH ANY EXHIBIT UPON THE PAYMENT OF A CHARGE EQUAL TO THE COMPANY'S COSTS OF COPYING AND MAILING ANY SUCH EXHIBITS. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO MS. KAREN DEXTER, DIRECTOR OF INVESTOR RELATIONS, AMPEX CORPORATION, 500 BROADWAY, MAIL STOP 1101, REDWOOD CITY, CALIFORNIA 94063. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE CLOSE OF BUSINESS ON APRIL 17, 2000, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE MEETING.

                                         By Order of the Board of Directors


                                         /s/ Edward J. Bramson
                                         --------------------------------------
                                         Edward J. Bramson
                                         CHAIRMAN

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                         ANNEX A

                                AMPEX CORPORATION
                              2000 STOCK BONUS PLAN

1.       PURPOSE.

         The purpose of the Plan is to promote the interests of Ampex Corporation, a Delaware corporation (the "Corporation"), by providing eligible individuals with the opportunity to acquire, through stock bonus or direct stock purchase, a proprietary interest, or otherwise increase their existing proprietary interest, in the Corporation, as an incentive for them to perform services for the benefit of the Corporation (or any Parent or Subsidiary as defined below).

2.       DEFINITIONS.

         For purposes of the Plan:

         2.1 "Board" shall mean the Corporation's Board of Directors.

         2.2 "Change in Capitalization" shall mean any increase or reduction in the number of outstanding shares of Common Stock, or any change (including, but not limited to, a change in par value) in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

         2.3 "Change of Control" shall mean a change in ownership or control of the Corporation effected through any of the following:

                  (a) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction;

                  (b) any stockholder-approved sale or other transfer of all or substantially all the Corporation's assets as an entirety;

                  (c) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that as of the Plan Effective Date, directly or indirectly controls, is controlled by or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of securities possessing more than fifty (50%) of the total combined voting power of the Corporation's outstanding voting securities pursuant to a tender or exchange offer or otherwise; or

                  (d) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.5 "Committee" shall mean a committee as described in Section 3.1 hereof, consisting of at least two (2) nonemployee directors (within the meaning of Rule 16b-3 under the 1934 Act) of the Corporation appointed by the Board to administer the Plan and to perform the functions set forth herein.

         2.6 "Common Stock" shall mean the Corporation's Class A Common Stock, par value $0.01 per share.

         2.7 "Corporation" shall have the meaning set forth in Section 1 hereof.

         2.8 "Eligible Individual" shall mean any of the following who provide services to the Corporation (or any Parent or Subsidiary), and who are designated by the Committee, in its sole discretion, as eligible to receive Stock Awards under the Plan, subject to the conditions set forth herein: (i) officers (including officers who serve as directors), (ii) employees, (iii) non-employee directors, or (iv) consultants or advisors, provided that with respect to such consultants or advisors (x) they are natural persons, (y) they provide bona fide services to the Corporation (or such Parent or Subsidiary) and
(z) the services for which a Stock Award is made hereunder are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation's securities.

         2.9 "Fair Market Value" on any date shall mean the closing price of the Common Stock on the last trading day immediately prior to such date on the principal national securities exchange on which such Common Stock is listed or admitted to trading, or, if such Common Stock is not so listed or admitted to trading, the arithmetic mean of the per share closing bid price and per share closing asked price of the Common Stock on the last trading day immediately prior to such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to the Common Stock on such date, the Fair Market Value shall be the value established by the Board in good faith.

         2.10 "Grantee" shall mean a person to whom a Stock Award has been granted under the Plan.

         2.11 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.12 "Parent" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations other than the Corporation owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain. The Committee shall have authority, at its discretion, to determine that an unincorporated entity which holds, directly or indirectly, at least a 50% voting interest in one of the other corporation in the chain, shall be treated as a corporation for purposes of this definition.

         2.13 "Plan" shall mean the Corporation's 2000 Stock Bonus Plan.

         2.14 "Plan Effective Date" shall mean June __, 2000, the date on which the Plan was approved by the affirmative vote of the holders of a majority of the securities of the Corporation present, or represented by proxy, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware.

         2.15 "Stock Award" shall mean shares of Common Stock or rights to acquire shares of Common Stock awarded to an Eligible Individual pursuant to
Section 5 hereof.

         2.16 "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain. The Committee shall have authority, at its discretion, to determine that an unincorporated entity in which the Corporation holds, directly or indirectly, at least a 50% voting interest, shall be treated as a corporation for purposes of this definition.

         2.17 "Withholding Taxes" shall mean the Federal, state and local income and employment withholding tax liabilities and any other tax which the Corporation is required by any law or regulation of any governmental authority to withhold in connection with the shares of Common Stock granted hereunder.

3.       ADMINISTRATION.

         3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. Each member of the Committee shall be a nonemployee director within the meaning of Rule 16b-3 promulgated under the 1934 Act. Such Committee members shall also be "outside directors" within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Corporation hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

         3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to select, upon recommendation by the Corporation's management, those Eligible Individuals to whom Stock Awards shall be granted under the Plan and to determine the number of shares of Common Stock to be granted pursuant to each Stock Award, the consideration therefor, and the terms and conditions of each Stock Award, including the restrictions, performance criteria or vesting schedule, if any, relating to such shares of Common Stock; PROVIDED, HOWEVER, that: (i) the Committee shall have the power to fix the purchase price per share of Common Stock subject to direct stock purchase, which may not be less than the Fair Market Value per share at the date of issuance; and (ii) any Stock Award to be granted as a bonus, rather than pursuant to a direct stock purchase, shall not be valued by the Committee at less than Fair Market Value. Subject to Section 6 below, the purchase price for shares of Common Stock sold to a Grantee shall be payable by or on behalf of such Grantee to the Corporation in cash or by check.

         3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

                  (a) to construe and interpret the Plan and the Stock Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective and comply with applicable law, including Rule 16b- 3 under the Exchange Act and the Code, to the extent applicable. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Corporation, its Parent and Subsidiaries and Grantees, and all other persons having any interest therein;

                  (b) to determine the duration and purposes for leaves of absence which may be granted to a Grantee on an individual basis without constituting a termination of service for purposes of the Plan;

                  (c) to amend, modify or cancel any outstanding Stock Award with the consent of the Grantee, or to accelerate the vesting of any Stock Award or waive the Grantee's obligations to surrender shares or the Corporation's repurchase rights with respect to any Stock Award;

                  (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

                  (e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Corporation with respect to the Plan; and

                  (f) to provide for the limited transferability of Stock Awards to certain family members, family trusts or family partnerships of Grantees.

4.       STOCK SUBJECT TO THE PLAN.

         4.1 The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 2,500,000.

         4.2 Except for a person who prior to the time of grant of a Stock Award has not been an Eligible Individual, no one person participating in the Plan may receive Stock Awards for more than 250,000 shares of Common Stock in the aggregate per calendar year, beginning with the 2000 calendar year.

         4.3 Upon the granting of a Stock Award, the number of shares of Common Stock available under Section 4.1 hereof for the granting of further Stock Awards shall be reduced by the number of shares of Common Stock in respect of which the Stock Award is granted. Unvested shares issued under the Plan and subsequently surrendered to the Corporation, or repurchased by the Corporation at the original issue price paid per share pursuant to the Corporation's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and accordingly be available for re-issuance under the Plan.

         4.4 In the event of a Change in Capitalization, the Committee shall, in its sole discretion, conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of Common Stock or other stock or securities with respect to which Stock Awards may be granted under the Plan. The adjustments, if any, determined by the Committee shall be binding and conclusive.

5.       STOCK AWARDS.

         5.1 The Committee may grant Stock Awards to Eligible Individuals. Subject to Section 3.2 above, Stock Awards may be granted (i) as a bonus for past services rendered to the Corporation (or any Parent or Subsidiary), (ii) as an incentive for future services to be rendered to the Corporation (or any Parent or Subsidiary), or (iii) as an inducement for the recipient's entering into an employment or consulting agreement with the Corporation (or any Parent or Subsidiary).

         5.2. Subject to Section 3.2 above, the Committee may issue shares of Common Stock in fulfillment of Stock Awards which are fully and immediately vested upon grant, or which are to vest in one or more installments over the Grantee's period of service or earlier upon attainment of designated performance goals established by the Committee, and may grant Stock Awards that provide for future issuance of a specified number of shares of Common Stock upon the attainment of service requirements or earlier upon attainment of one or more performance goals established by the Committee.

         5.3. Upon the issuance of shares of Common Stock in fulfillment of a Stock Award, whether or not the Grantee's interest in the shares shall have fully vested at the time of issuance, the Grantee shall have all of the rights of a stockholder with respect to the shares issued, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to such shares, subject, however, to the Grantee's obligations to surrender, and the Corporation's rights to repurchase, unvested shares pursuant to this Plan and to any restrictions on transferability established by the Committee with respect to such shares at the time of grant. No Stock Award granted under this Plan that is subject to any Grantee's obligation to surrender shares, the Corporation's repurchase rights or any other restrictions pursuant to this Plan or any Stock Award may be transferred by a Grantee, except by will or the laws of descent and distribution; PROVIDED, HOWEVER, that any Stock Awards transferred shall remain subject to all such obligations, rights and restrictions.

         5.4. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Grantee may have the right to receive with respect to the Grantee's unvested shares of Common Stock by reason or any Change in Capitalization shall be issued subject to (i) the same vesting requirements, if any, applicable to the Grantee's unvested shares and (ii) such escrow arrangements as the Committee shall deem appropriate.

         5.5. Should the Grantee cease to remain in the service of the Corporation (or any Parent or Subsidiary) while holding one or more unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Grantee shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Grantee for consideration paid in cash or cash equivalent (including the Grantee's purchase money indebtedness), the Corporation shall repay to the Grantee the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase money indebtedness attributable to the surrendered shares. Notwithstanding the foregoing or any other provision of this Plan to the contrary, in the event of any such cessation of service by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment or consulting services to enter public or military service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Grantee who holds a Stock Award with respect to unvested shares that are subject to a Grantee's obligations to surrender the shares, the Corporation's rights to repurchase the shares, or any restrictions on transfer, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation, requirement or restriction with respect to any Stock Award under this Plan.

         5.6. Outstanding Stock Awards that provide for future issuance of Common Stock shall automatically terminate, and no shares of Common Stock shall actually be issued in fulfilment of those Stock Awards, if the service requirements established for such Awards are not attained. The Committee, however, shall have the authority to issue shares of Common Stock in fulfilment of one or more unattained Stock Awards in its discretion.

         5.7. In the event of a Change of Control, the obligations of each Grantee to surrender unvested shares and the Corporation's repurchase rights with respect to such shares shall terminate automatically, and all of such unvested shares shall immediately vest in full, except to the extent (i) such repurchase rights and the benefit of such obligations are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change of Control, or (ii) such accelerated vesting is precluded by other limitations imposed by the Committee at the time the Stock Award is granted; PROVIDED, HOWEVER, that such unvested shares shall not vest if and to the extent that such vesting would cause the disallowance to the Corporation under the "excess parachute payment" rules under
Section 280G of the Code of a deduction with respect to such shares.

         5.8. Shares of Common Stock which have been issued but have not yet fully vested may, in the Committee's discretion, be held in escrow by the Corporation until the Grantee's interest in such shares vests, or may be issued directly to the Grantee with restrictive legends on the certificates representing the unvested shares, evidencing the Grantee's obligations to surrender, and, if applicable, the Corporation's right to repurchase those shares pursuant to the Plan.

6.       FINANCING.

         The Committee may permit any Grantee to pay all or a portion of the purchase price of shares issued under the Plan by delivering a full-recourse, interest bearing promissory note, payable in one or more installments. The terms of the note (including the interest rate, maturity date and terms of repayment) shall be established by the Committee in its sole discretion. In no event may the maximum credit available to the Grantee exceed the sum of (i) the aggregate purchase price payable for the shares plus (ii) any Federal, state or local income tax liability incurred by the Grantee in connection with such share purchase.

7.       TAX WITHHOLDING.

         The Corporation's obligation to deliver shares of Common Stock in connection with the granting or vesting of a Stock Award under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. If a Grantee is to experience a taxable event in connection with any Stock Award under the Plan, the Grantee must make arrangements satisfactory to the Corporation to provide for the timely payment of all applicable Withholding Taxes upon such taxable event. The Committee may, in its sole discretion, authorize the Corporation to permit a Grantee to satisfy the obligation to pay all or a portion of any such Withholding Taxes by having the Corporation withhold a portion of the shares of Common Stock otherwise issuable, deliverable or released from escrow to the Grantee having an aggregate Fair Market Value, on the date of issuance, delivery or release, as applicable, equal to the amount of such Withholding Taxes designated by the Grantee and approved by the Committee.

8.       EFFECTIVE DATE AND TERM OF THE PLAN.

         8.1. The Plan shall become effective immediately upon the Plan Effective Date.

         8.2. The Plan shall terminate upon the earliest of (i) the close of business on June __, 2010, the day immediately preceding the tenth anniversary of the Plan Effective Date, or (ii) the date on which all shares of Common Stock available for issuance under the Plan shall have been issued, and no Stock Award may be granted thereafter; PROVIDED, HOWEVER, that the Board, in its sole discretion, may sooner terminate the Plan.

9.       AMENDMENT OF THE PLAN.

         The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to unvested stock issuances at the time outstanding under the Plan unless the Grantee consents to such amendment or modification. To the extent necessary under Section 16(b) of the 1934 Act and the rules and regulations promulgated thereunder or under applicable laws or securities exchange rules, no amendment to the Plan shall be effective unless approved by the stockholders of the Corporation in accordance with applicable laws and regulations.

10.      REGULATORY APPROVALS.

         10.1 The implementation of the Plan and the issuance of any shares of Common Stock under the Plan shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan and the shares of Common Stock issued pursuant to it.

         10.2 No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange on which the Common Stock is then listed for trading.

11.      NON-EXCLUSIVITY OF THE PLAN.

         The adoption of the Plan by the Board shall not be construed as amending, modifying, or rescinding any previously approved incentive arrangement, or as creating any limitations on the power of the Board to adopt such other incentive arrangement as it may deem desirable, including, without limitation, the granting of stock awards otherwise than under the Plan.

12.      LIMITATION OF LIABILITY.

         As illustrative of the limitations of liability of the Corporation, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                  (a) give any person any right to be granted a Stock Award other than at the sole discretion of the Committee;

                  (b) give any person any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

                  (c) limit in any way the right of the Corporation, or any Parent or Subsidiary, as the case may be, to terminate the employment of any person at any time; or

                  (d) be evidence of any agreement or understanding, expressed or implied, that the Corporation, or its parent or subsidiary corporations, as the case may be, will employ any person at any particular rate of compensation or for any particular period of time.

13.      MULTIPLE AWARDS.

         The terms of each Stock Award may differ from other Stock Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Stock Award per year to a given Grantee during the term of the Plan.

14.      GOVERNING LAW.

         Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles thereof.

                                   PROXY CARD

                         PLEASE DATE, SIGN AND MAIL YOUR
                       PROXY CARD BACK AS SOON AS POSSIBLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                AMPEX CORPORATION

                                  JUNE 9, 2000

                |PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED|

         PLEASE MARK YOUR VOTES
[ X ]    AS IN THIS EXAMPLE

                           FOR the nominee           WITHHOLD Authority to vote for
                           listed at right           the nominee at right

1.       ELECTION OF                    [   ]                 [  ]              NOMINEE: CRAIG L. MCKIBBEN
         CLASS III
         DIRECTORS                      [   ]                 [  ]              NOMINEE:   PETER SLUSSER

                                                              FOR               AGAINST            ABSTAIN

2.       PROPOSAL TO ADOPT 2000 STOCK                         [  ]               [  ]               [  ]
         BONUS PLAN

                                                                       FOR              AGAINST             ABSTAIN

3.       PROPOSAL TO RATIFY THE SELECTION                              [  ]              [  ]                [  ]
         OF PRICEWATERHOUSECOOPERS LLP
         AS INDEPENDENT PUBLIC ACCOUNTANTS
         FOR THE 2000 FISCAL YEAR

                                                                                                     I PLAN TO ATTEND MEETING  [  ]


The undersigned acknowledges receipt of (a) the Notice of 2000 Annual Meeting of Stockholders, (b) the accompanying Proxy Statement and (c) the Company's 1999 Annual Report.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES

SIGNATURE_________________  DATE__________, 2000  SIGNATURE________________ DATE__________, 2000
                                                   Signature if held jointly


PROXY INSTRUCTIONS:

1. Please sign exactly as the name or names appear on your stock certificate (as indicated hereon).
2. If the shares are issued in the name of two or more persons, all of them must sign the proxy.
3. A proxy executed by a corporation must be signed in its name by an authorized officer.
4. Executors, administrators, trustees and partners should indicate their capacity when signing.

                                AMPEX CORPORATION

                           CLASS A COMMON STOCK PROXY

               FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 9, 2000

         The undersigned hereby appoints Edward J. Bramson and Craig L. McKibben, or either of them, each with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of AMPEX CORPORATION to be held at the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California on June 9, 2000 at 9:00 a.m., and any adjournments thereof, and to vote the number of shares of the CLASS A COMMON STOCK OF AMPEX CORPORATION that the undersigned would be entitled to vote if personally present.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMPEX CORPORATION. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION NAMED ON THE REVERSE AND FOR PROPOSALS 2 AND 3.

         IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF TO THE EXTENT AUTHORIZED BY RULE 14A-4(C) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION AND BY APPLICABLE STATE LAWS (INCLUDING MATTERS THAT THE PROXY HOLDERS DO NOT KNOW, A REASONABLE TIME BEFORE THIS SOLICITATION, ARE TO BE PRESENTED).

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE